EX-99.12(a)



          COLLEGE RETIREMENT EQUITIES FUND              GEORGE W. MADISON
          730 Third Avenue                              EXECUTIVE VICE
          New York, NY 10017-3206                       PRESIDENT
          212 490-9000                                  AND GENERAL COUNSEL
                                                        (212) 916-4750








                                          April 29, 2004



College Retirement Equities Fund
730 Third Avenue
New York, New York 10017

Gentlemen:

            I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information filed by the College Retirement Equities Fund ("CREF") as part of Post-Effective Amendment No. 36 to the Registration Statement (File Nos. 33-480 and 811-4415) on Form N-3 under the Securities Act of 1933 for certain individual, group, and tax-deferred variable annuity certificates offered and funded by CREF.

                                          Sincerely,



                                          /s/ George W. Madison
                                          ------------------------------
                                          Executive Vice President
                                          and General Counsel